                                                                     EXHIBIT 4.2

                       AMENDED SUBSCRIPTION CERTIFICATE

   Rights Holder: Please insert your name and address here.

                           AFG INVESTMENT TRUST C
      SUBSCRIPTION RIGHT FOR CLASS B SUBORDINATED BENEFICIARY INTERESTS

This Subscription Certificate represents 1.38 Rights for each Class A Interest (or, in the case of the Special Beneficiary, for each relative economic equivalent of a Class A Interest) as shown on the Subscription Certificate mailed to each Rights Holder on June 10, 1997. The Rights Holder named above is entitled to acquire one Class B Subordinated Beneficiary Interest (a "Class B Subordinated Interest") in AFG Investment Trust C (the "Trust") for each Right held.

Please Note: Minimum subscription is the lesser of (a) the amount of Class B Subordinated Interests which the Rights Holder is permitted to acquire, which is equal to the number of Rights set forth above, or (b) 400 Class B Subordinated Interests for IRAs or other Qualified Plans or (c) 1,000 Class B Subordinated Interests for all other subscribers (with a higher minimum purchase in certain states).

To subscribe for Class B Subordinated Interests, the Exercising Rights Holder must present to Gemisys Corporation (the "Subscription Agent"), prior to 5:00 p.m., Boston time, on July 15, 1997 unless extended by the Trust (the "Expiration Date"), at the address set forth on the reverse side of this
Certificate:

    a properly completed and executed Subscription Certificate and a money order or check drawn on a bank located in the United States and payable to Trust Company of America, as agent for the Trust, in the amount of the Subscription Price for the number of Class B
    Subordinated Interests subscribed for under his or her Basic
    Subscription Rights. The Subscription Price for the number of Class B Subordinated Interests, if any, for which the Over-Subscription Privilege is being exercised is payable as set forth below.

If the Rights Holder subscribes for additional Class B Subordinated Interests pursuant to the Over-Subscription Privilege, Part B of Section I of this Subscription Certificate must be completed to indicate the maximum number of Class B Subordinated Interests for which the Over-Subscription Privilege is being exercised.

Immediately following the Expiration Date, the Subscription Agent will notify each Exercising Rights Holder (or, if the Trust's Class A Interests are held by a nominee, such nominee) as to the number of Class B Subordinated Interests purchased pursuant to his or her Basic Subscription Rights and, if applicable, pursuant to the Over-Subscription Privilege, explaining the allocation of Class B Subordinated Interests pursuant to the Over-Subscription Privilege. The Subscription Agent will also indicate whether or not the Special Beneficiary and its Affiliates have obtained voting control of the Trust through their purchases of Class B Subordinated Interests, and, if such control had been obtained, the Exercising Rights Holder will have the opportunity to revoke his or her subscription in whole or in part.

No later than 3 business days following such notice from the Subscription Agent, the Exercising Rights Holder (unless such Rights Holder has elected to revoke his or her subscription) must remit to the Subscription Agent a money order or check drawn on a bank located in the United States and payable to Trust Company of America in the amount of the Subscription Price for the number of Class B Subordinated Interests purchased by him or her pursuant to the Over-Subscription Privilege. All payments tendered in connection with the exercise of Basic Subscription Rights by Exercising Rights Holders who subsequently revoke their subscriptions will be refunded by mail as promptly as practicable after the Expiration Date.

If an Exercising Rights Holder does not make payment of any amounts due in respect of Class B Subordinated Interests subscribed for, the Trust and the Subscription Agent reserve the right to (i) find other Rights Holders for the subscribed and unpaid for Class B Subordinated Interests; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of Class B Subordinated Interests which could be acquired by such Holder upon exercise of his or her Basic Subscription Rights and/or pursuant to the Over-Subscription Privilege, and/or (iii) exercise any and all other rights and/or remedies to which it may be entitled, including, without limitation, the right to set-off against payment actually received by it with respect to such subscribed Class B Subordinated Interests.

Capitalized terms used but not defined in this Subscription Certificate shall have the meanings assigned to them in the Prospectus dated June 10, 1997 relating to the Rights.

Any questions regarding this Subscription Certificate and the Offer may be directed to Gemisys Corporation the Subscription Agent toll-free at (800) 387-7391.

If the investor is a resident of California, by signing this Subscription Certificate the investor hereby represents that he/she/it meets one of the following investment suitability standards: (i) a minimum annual gross income of $45,000 and a minimum net worth (exclusive of home, furnishings and automobiles) of $45,000, or (ii) a minimum net worth (exclusive of home, furnishings and automobiles) of $150,000.

If the investor is a resident of California, by signing the Subscription Certificate the investor hereby acknowledges that any sale or transfer of interests in California or involving a California resident requires the prior written consent of the Commissioner of Corporations of the State of California, except as provided in the Commissioner's rules.

Additionally, all the statements or certificates representing interests will bear the following legend:

"ATTENTION CALIFORNIA RESIDENTS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                                                  Expiration Date: July 15, 1997

                   PLEASE COMPLETE ALL APPLICABLE INFORMATION

    BY MAIL, OVERNIGHT COURIER OR HAND:

                              GEMISYS CORPORATION

                           ATTN: AFG INVESTMENT TRUST

                           7103 SOUTH REVERE PARKWAY

                              ENGLEWOOD, CO 80112

                                  800-387-7391

SECTION I: TO SUBSCRIBE: I hereby subscribe for the dollar amount of Class B Subordinated Interests indicated in A and B below upon the terms and conditions specified in the Prospectus related hereto, receipt of which is acknowledged. I enclose a check or money order for the Subscription Price for the number of Class B Subordinated Interests indicated in A. Unless I elect to revoke my subscription in the event that the Special Beneficiary and its Affiliates obtain voting control of the Trust through their purchases of Class B Interests, I hereby agree to remit the Subscription Price for the number of Class B Subordinated Interests purchased by me pursuant to the Over-Subscription Privilege no later than 3 business days following the date of notification to me by the Subscription Agent as to such number. I hereby agree to be bound by the Trust Agreement, as from time to time in effect.

Please Note: Minimum subscription is the lesser of (a) the amount of Class B Subordinated Interests which the Rights Holder is permitted to acquire, which is equal to the number of Rights set forth on the reverse side of this Certificate, or (b) 400 Class B Subordinated Interests ($2,000) for IRAs or other Qualified Plans or (c) 1,000 Class B Subordinated Interests ($5,000) for all other subscribers (with a higher minimum purchase in certain states).

Please check below:

       A.  Basic                                                                            X          $5.00              =
           Subscription        (Class B                                                            (Subscription
           Rights              Subordinated                                                           Price)
                               Interests Subscribed
                               For)
       B.  Over-Subscription                                                                X          $5.00              =
           Privilege           (Additional Class B                                                 (Subscription
                               Subordinated                                                           Price)
                               Interests Requested)
       C.  Amount of Check or Money Order Enclosed (Amount indicated in A). Make check payable to        =
           Trust Company of America, as Agent for the Trust.

       A.               $
                Required)

       B.               $
               (Projected
                  Amount)

       C.
                        $
                  (Amount
                Required)

                  (Amount

                                          Please provide your                       Day ()
Signature(s) of Subscriber                telephone number                          Evening ()
Signature(s) of Subscriber

The signature(s) must correspond with the name(s) as written upon the face of this Subscription Certificate, in every particular, without alteration.

MAILING ADDRESS (IF DIFFERENT THAN CURRENT MAILING ADDRESS)
Street: ________________________________________________________________________
City: __________________ State: ______ Zip: ______ Home Phone: (    ) __________

DISTRIBUTION DESTINATION (IF DIFFERENT THAN CURRENT DISTRIBUTION DESTINATION)

BY MAIL:
Account Name (Broker/Fund) ___________________________ Account No. _____________
Address: __________________ City: ________________ State: ________ Zip: ________

DIRECT DEPOSIT/WIRE TO BANK ACCOUNT
Bank Name ______________________________________________________________________
Bank Phone Number: ______________________ Bank Account No. _____________________
ABA Routing Number: _________ Bank Account Type: (circle) Checking  Savings  NOW